EXHIBIT 15

November 13, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Ford Motor Credit Company Registration Statement Nos. 333-91953, 333-92595, 333-45015, 333-50090, 333-75234, 333-86832 and 333-106628 on Form S-3

Commissioners:

      We are aware that our report dated October 16, 2003 on our review of interim financial information of Ford Motor Credit Company and Subsidiaries (the “Company”) for the three and nine-month periods ended September 30, 2003 and 2002 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003 is incorporated by reference in its Registration Statements on Form S-3 referred to above.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

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